Exhibit 99.1

WOW! REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Full year High-Speed Data Revenue from continuing operations of $399.1 million, up 11% from 2020

ENGLEWOOD, Colo. (February 24, 2022) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers, today announced financial and operating results for the quarter and year ended December 31, 2021.

Financial Highlights (1)(2)

●	Fourth quarter Total Revenue from continuing operations of $178.3 million, a decrease of $8.7 million, or 5%, compared to the fourth quarter of 2020
●	Full year Total Revenue from continuing operations of $725.7 million, a decrease of $4.5 million, or 1%, compared to the corresponding period of 2020
●	Fourth quarter HSD Revenue from continuing operations totaled $100.5 million, an increase of $4.9 million, or 5%, compared to fourth quarter of 2020
●	Full year HSD Revenue from continuing operations totaled $399.1 million, an increase of $40.1 million, or 11%, compared to the corresponding period of 2020
●	Net Loss from continuing operations was $2.2 million and $68.6 million for the quarter and year ended December 31, 2021
●	Fourth quarter Pro Forma Adjusted EBITDA was $69.0 million, a decrease of $0.1 million, compared to the fourth quarter of 2020
●	Fourth quarter Pro Forma Adjusted EBITDA margin of 38.7% compared to 37.0% for the fourth quarter of 2020
●	Full year Pro Forma Adjusted EBITDA was $261.6 million, an increase of $20.9 million, or 9%, compared to the corresponding period of 2020
●	Full year Pro Forma Adjusted EBITDA margin of 36.0% compared to 33.0% for the corresponding period of 2020
●	Added 2,200 HSD RGUs in the fourth quarter and 12,900 HSD RGUs during 2021

Business Highlights

●	Completed the second sale in November of three service areas to Astound Broadband for $661 million
●	Received credit upgrade from both Moody’s and S&P to B1/BB- respectively on transformative deleveraging
●	Closed refinancing with a new credit facility in December, consisting of $730 million term loan B and $250 million revolver
●	Announced first greenfield markets in Seminole County and Orange County, Florida

"This past year has been one of the most consequential years in WOW!’s history. We continued to execute our strategy, growing high-speed data revenue from continuing operations by more than 11% from last year, increasing pro forma adjusted EBITDA by nearly 9% and dramatically lowering our leverage ratio to become a low-leverage, high-growth company," said Teresa Elder, WOW!'s CEO. "This enabled us to launch our first greenfield markets in Seminole County and Orange County, Florida which is an exciting next step in WOW!’s growth as we look forward to delivering choice, reliability and the value of WOW! to all of our customers.”

"We transformed the financial position of WOW! and continue to make great progress in executing our broadband-first strategy as our high-speed data business now makes up the majority of our revenue," said John Rego, WOW!'s CFO. "These great results drove margin expansion for the fourth quarter and full year and positions us well for future growth in 2022."

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Pro Forma Adjusted EBITDA, and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.
(2)	On June 30, 2021, the Company announced the pending sale of certain assets together with certain liabilities of five service areas. On September 1, 2021 and November 1, 2021, the Company announced the completion of the sale of two and three of the five service areas, respectively. For presentation purposes related to this announcement, the related assets, liabilities and financial results of these five service areas were classified as discontinued operations. Refer to tables that follow for the reconciliation of continuing and discontinued operations.

Revenue

Total Revenue from continuing operations was $178.3 million and $725.7 million for the quarter and year ended December 31, 2021, down $8.7 million and $4.5 million as compared to the corresponding periods in 2020.

Total Subscription Revenue from continuing operations for the quarter and year ended December 31, 2021 was $165.1 million and $672.0 million, down $6.1 million, or 4%, and $0.1 million, as compared to the corresponding periods in 2020. The decreases were driven by a shift in service offering mix, as we continue to experience a reduction in Video and Telephony RGUs. These decreases were offset by increases in average revenue per unit (“ARPU”), as HSD customers continue to purchase higher speed tiers; coupled with HSD and Video rate increases issued in 2021 and an increase in volume attributable exclusively to the addition of HSD subscribers.

Other Business Services Revenue from continuing operations totaled $5.4 million and $22.3 million for the quarter and year ended December 31, 2021, down $0.3 million and $1.1 million as compared to the corresponding periods in 2020. These decreases were primarily due to decreases in data center revenue.

Other Revenue from continuing operations totaled $7.8 million and $31.4 million for the quarter and year ended December 31, 2021, down $2.3 million and $3.3 million compared to the corresponding periods in 2020, primarily due to decreases in advertising, service call fee, and line assurance revenue.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) from continuing operations totaled $89.5 million and $376.4 million for the quarter and year ended December 31, 2021, down $9.1 million, or 9%, and $28.8 million, or 7%, compared to the corresponding periods in 2020 primarily due to lower direct operating expenses.

Selling, General, and Administrative expenses from continuing operations totaled $42.4 million and $175.2 million for the quarter and year ended December 31, 2021, down $2.8 million, or 6%, and up $5.0 million, or 3%, compared to the corresponding periods in 2021. The decrease for the quarter-to-date period is primarily related to a decrease in marketing expenses. The increase for the year-to-date period is primarily attributable to increases in marketing, compensation (including stock compensation), professional service and legal expenses associated with the sale of five of our markets and the refinancing of our long-term debt, partially offset by decreases in costs associated with digital transformation initiatives.

Net Loss (Income)

Net Loss from continuing operations for the quarter and year ended December 31, 2021 was $2.2 million and $68.6 million, compared to $33.9 million and $108.3 million for the year ended December 31, 2020.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA for the quarter and year ended December 31, 2021 was $69.0 million and $261.6 million, a decrease of $0.1 million and increase of $20.9 million, compared to the corresponding periods in 2020. Pro Forma Adjusted EBITDA margin was 38.7% and 36.0% for the quarter and year ended December 31, 2021 as compared to 37.0% and 33.0% for the quarter and year ended December 31, 2020.

Subscribers

WOW! reported Total Subscribers from continuing operations of 532,900 as of December 31, 2021, an increase of 10,000, or 2%, compared to December 31, 2020, up 1,300 compared to September 30, 2021. HSD RGUs totaled 511,700 as of December 31, 2021, an increase of 12,900, or 3%, compared to December 31, 2020, up 2,200 compared to September 30, 2021.

Edge-Outs

Edge-Out Projects from continuing operations reached a total of 78,200 homes passed and 19,300 Subscribers since inception.

The 2019 Edge-Out projects from continuing operations include 2,000 Subscribers, which represents 19.6% penetration on such nodes. The 2020 Edge-Out projects from continuing operations include 700 Subscribers, which represents 20.6% penetration on such nodes. The 2021 Edge-Out projects from continuing operations include 600 Subscribers, which represents 30.0% penetration on such nodes.

Capital Expenditures

Capital Expenditures from continuing operations totaled $162.3 million for the year ended December 31, 2021, representing a decrease of $9.1 million, or 5%, compared to the year ended December 31, 2020. The decrease is primarily due to a decrease in expenditures related to customer premise equipment (“CPE”) partially offset by network enhancements focused on increasing bandwidth capacity, standardization and reliability to meet the needs of our customers. Capital Expenditures for the year ended December 31, 2021 equates to 22% of Total Revenue from continuing operations for the year ended December 31, 2021.

Liquidity and Leverage

As of December 31, 2021, the total outstanding amount of long-term debt and finance lease obligations was $752.7 million, and cash and cash equivalents were $193.2 million, the majority of which is being held for the remaining income taxes as a result of the sale of our service areas, due in April 2022. Total Net Leverage, adjusting for cash held for taxes, as of December 31, 2021, was 2.7X on a LTM Pro Forma Adjusted EBITDA basis, up from 2.6X at September 30, 2021, and undrawn revolver capacity totaled $250.0 million.

First Quarter and Full Year 2022 Guidance

	Q1 2022	Full Year 2022
HSD Revenue	$99.0 - $102.0 million	$427.0 - $430.0 million
Total Revenue	$171.0 - $174.0 million	$708.0 - $711.0 million
Adjusted EBITDA	$65.0 - $68.0 million	$281.0 - $284.0 million

HSD net additions	2,300 - 2,700	14,000 - 17,000

Webcast

WOW! will host a webcast on Thursday, February 24, 2022, at 8:00 a.m. Eastern to discuss the operating and financial results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Thursday, February 24, 2022	Call Time:	8:00 a.m. Eastern
Dial In:	(888) 330-3556	International:	(646) 960-0826
Conf. ID:	4844814

A replay of the call will be available on February 24, 2022, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until March 8, 2022, at 11:59 p.m. ET, please dial (800) 770-2030 and use conference ID 4844814.

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
	2021	2020

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$193.2	$12.4
Accounts receivable—trade, net of allowance for doubtful accounts of $4.3 and $6.7, respectively	40.9	44.4
Accounts receivable—other, net	17.2	2.8
Prepaid expenses and other	30.7	16.0
Current assets held for sale	—	39.2
Total current assets	282.0	114.8
Right-of-use lease assets—operating	17.2	22.1
Property, plant and equipment, net	722.3	720.9
Franchise operating rights	620.1	620.1
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	1.7	1.9
Other non-current assets	38.3	42.1
Non-current assets held for sale	—	740.0
Total assets	$1,906.7	$2,487.0
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable—trade	$50.3	$32.4
Accrued interest	0.8	4.0
Current portion of long-term lease liability—operating	5.1	5.8
Accrued liabilities and other	218.7	79.7
Current portion of long-term debt and finance lease obligations	17.9	37.5
Current portion of unearned service revenue	28.1	28.6
Current liabilities held for sale	—	47.9
Total current liabilities	320.9	235.9
Long-term debt and finance lease obligations—less current portion and debt issuance costs	723.5	2,228.5
Long-term lease liability—operating	13.8	19.0
Deferred income taxes, net	257.6	200.6
Other non-current liabilities	20.1	13.1
Non-current liabilities held for sale	—	2.3
Total liabilities	1,335.9	2,699.4
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 96,225,910 and 95,187,161 issued as of December 31, 2021 and December 31, 2020, respectively; 87,392,088 and 86,847,797 outstanding as of December 31, 2021 and December 31, 2020, respectively	1.0	1.0
Additional paid-in capital	348.5	333.8
Accumulated other comprehensive income (loss)	—	(6.5)
Accumulated income (deficit)	310.5	(460.0)
Treasury stock at cost, 8,833,822 and 8,339,364 shares as of December 31, 2021 and December 31, 2020, respectively	(89.2)	(80.7)
Total stockholders’ equity (deficit)	570.8	(212.4)
Total liabilities and stockholders’ equity (deficit)	$1,906.7	$2,487.0

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended			Three months ended
	December 31, 2021			December 31, 2020
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$100.5	$7.7	$108.2	$95.6	$55.1	$150.7
Video	51.0	4.8	55.8	60.3	38.7	99.0
Telephony	13.6	1.1	14.7	15.3	7.1	22.4
Total subscription services revenue	165.1	13.6	178.7	171.2	100.9	272.1
Other business services	5.4	—	5.4	5.7	0.4	6.1
Other	7.8	0.8	8.6	10.1	4.9	15.0
Total revenue	178.3	14.4	192.7	187.0	106.2	293.2

Costs and expenses:
Operating (excluding depreciation and amortization)	89.5	5.9	95.4	98.6	37.3	135.9
Selling, general and administrative	42.4	1.1	43.5	45.2	0.8	46.0
Depreciation and amortization	43.3	—	43.3	39.5	20.3	59.8
Impairment losses on intangibles and goodwill	—	—	—	14.0	—	14.0
	175.2	7.0	182.2	197.3	58.4	255.7
Income (loss) from operations	3.1	7.4	10.5	(10.3)	47.8	37.5
Other income (expense):
Interest (expense) income	(10.9)	—	(10.9)	(31.9)	(0.7)	(32.6)
Gain (loss) on sale of assets, net	—	311.7	311.7	(0.3)	(0.1)	(0.4)
Loss on early extinguishment of debt	(3.2)	—	(3.2)	—	—	—
Other income, net	7.1	—	7.1	(0.2)	0.4	0.2
(Loss) income before provision for income taxes	(3.9)	319.1	315.2	(42.7)	47.4	4.7
Income tax benefit	1.7	(86.3)	(84.6)	8.8	(10.4)	(1.6)
Net (loss) income	$(2.2)	$232.8	$230.6	$(33.9)	$37.0	$3.1

(Loss) earnings per share
Basic	$(0.03)	$2.80	$2.77	$(0.39)	$0.43	$0.04
Diluted	$(0.03)	$2.80	$2.77	$(0.39)	$0.43	$0.04
Weighted-average common shares outstanding
Basic	83,031,566			81,816,946
Diluted	83,031,566			81,816,946

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED

(unaudited)

	Year ended			Year ended
	December 31, 2021			December 31, 2020
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$399.1	$167.9	$567.0	$359.0	$208.2	$567.2
Video	215.5	105.9	321.4	247.8	161.0	408.8
Telephony	57.4	19.9	77.3	65.3	28.8	94.1
Total subscription services revenue	672.0	293.7	965.7	672.1	398.0	1,070.1
Other business services	22.3	1.6	23.9	23.4	1.9	25.3
Other	31.4	13.0	44.4	34.7	18.3	53.0
Total revenue	725.7	308.3	1,034.0	730.2	418.2	1,148.4

Costs and expenses:
Operating (excluding depreciation and amortization)	376.4	112.0	488.4	405.2	165.0	570.2
Selling, general and administrative	175.2	11.8	187.0	170.2	12.3	182.5
Depreciation and amortization	169.3	41.0	210.3	151.0	79.6	230.6
Impairment losses on intangibles and goodwill	—	—	—	14.0	—	14.0
	720.9	164.8	885.7	740.4	256.9	997.3
Income (loss) from operations	4.8	143.5	148.3	(10.2)	161.3	151.1
Other income (expense):
Interest expense	(93.5)	0.4	(93.1)	(130.0)	(0.7)	(130.7)
Gain on sale of assets, net	—	1,001.8	1,001.8	—	—	—
Loss on early extinguishment of debt	(3.2)	—	(3.2)	—	—	—
Other income, net	9.5	0.1	9.6	1.3	0.5	1.8
(Loss) income before provision for income taxes	(82.4)	1,145.8	1,063.4	(138.9)	161.1	22.2
Income tax benefit	13.8	(306.7)	(292.9)	30.6	(38.4)	(7.8)
Net (loss) income	$(68.6)	$839.1	$770.5	$(108.3)	$122.7	$14.4

(Loss) earnings per share
Basic	$(0.83)	$10.14	$9.31	$(1.33)	$1.51	$0.18
Diluted	$(0.83)	$10.14	$9.31	$(1.33)	$1.51	$0.18
Weighted-average common shares outstanding
Basic	82,720,934			81,561,707
Diluted	82,720,934			81,561,707

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended
	December 31,
	2021	2020

	(in millions)
Cash flows from operating activities:
Net income	$770.5	$14.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	210.3	230.6
Deferred income taxes	54.9	5.3
Provision for doubtful accounts	11.2	16.8
Gain on sale of markets	(1,001.3)	—
Gain on sale of assets, net	(0.5)	—
Amortization of debt issuance costs and discount	4.7	4.7
Loss on debt extinguishment	3.2	—
Impairment losses on intangibles and goodwill	—	14.0
Non-cash compensation	15.3	11.1
Other non-cash items	(0.2)	(0.2)
Changes in operating assets and liabilities:
Receivables and other operating assets	(27.9)	(28.1)
Payables and accruals	133.8	8.8
Net cash provided by operating activities	$174.0	$277.4
Cash flows from investing activities:
Capital expenditures	$(207.7)	$(234.1)
Proceeds from sale of markets, net	1,765.7	—
Other investing activities	1.3	(0.2)
Net cash provided by (used in) investing activities	$1,559.3	$(234.3)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	$762.1	$91.0
Payments on long-term debt and finance lease obligations	(2,303.5)	(141.7)
Payments of debt issuance costs	(2.6)	—
Purchase of shares	(8.5)	(1.0)
Net cash used in financing activities	$(1,552.5)	$(51.7)
Increase (decrease) in cash and cash equivalents	180.8	(8.6)
Cash and cash equivalents, beginning of period	12.4	21.0
Cash and cash equivalents, end of period	$193.2	$12.4
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$93.1	$124.0
Cash paid during the periods for income taxes	$97.1	$1.5
Cash received during the periods for refunds of income taxes	$—	$4.6
Non-cash financing activities:
Other financing arrangements	$—	$1.1
Capital expenditure accounts payable and accruals	$27.4	$19.1

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers. WOW! provides services in 14 markets located in Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last four consecutive years. Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity. Pro Forma Adjusted EBITDA takes into account the recent sales of five service areas as though such transactions had occurred prior to the periods presented.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income which is the most directly comparable to their corresponding GAAP financial measure.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to Net Income for the periods presented:

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020

	(in millions)
Net Income	$230.6	$3.1	$770.5	$14.4
Depreciation and amortization	43.3	59.8	210.3	230.6
Impairment losses on intangibles and goodwill	—	14.0	—	14.0
Interest expense	10.9	32.6	93.1	130.7
Gain on sale of assets, net	(311.7)	0.4	(1,001.8)	—
Non-recurring professional fees, M&A integration and restructuring expense	17.8	9.1	40.2	30.3
Non-cash stock compensation	3.7	2.8	15.3	11.1
Loss on early extinguishment of debt	3.2	—	3.2	—
Other income, net	(7.1)	(0.2)	(9.6)	(1.8)
Income tax expense	84.6	1.6	292.9	7.8
Adjusted EBITDA	$75.3	$123.2	$414.1	$437.1

Pro Forma Adjustments
Less: Adjusted EBITDA attributable to disposed service areas	(6.3)	(54.1)	(152.5)	(196.4)
Pro Forma Adjusted EBITDA	$69.0	$69.1	$261.6	$240.7

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended			Three months ended
	December 31, 2021			December 31, 2020
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$12.9	$2.2	$15.1	$25.0	$13.4	$38.4
Scalable infrastructure	10.0	—	10.0	11.1	1.2	12.3
Line extensions	2.1	1.3	3.4	2.8	1.1	3.9
Support capital and other	11.1	0.7	11.8	11.1	2.1	13.2
Total	$36.1	$4.2	$40.3	$50.0	$17.8	$67.8
Capital expenditures included in total related to:
Edge-outs	$1.3	$—	$1.3	$1.5	$0.6	$2.1
Business services	$3.0	$—	$3.0	$2.5	$1.0	$3.5

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Year ended			Year ended
	December 31, 2021			December 31, 2020
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$68.1	$29.8	$97.9	$87.9	$48.4	$136.3
Scalable infrastructure	40.3	3.2	43.5	32.2	2.0	34.2
Line extensions	13.6	4.2	17.8	13.9	1.9	15.8
Support capital and other	40.3	8.2	48.5	37.4	10.4	47.8
Total	$162.3	$45.4	$207.7	$171.4	$62.7	$234.1
Capital expenditures included in total related to:
Edge-outs	$4.5	$1.4	$5.9	$6.5	$2.1	$8.6
Business services	$13.8	$2.7	$16.5	$13.7	$2.0	$15.7

The following table provides an unaudited summary of our continuing operations subscriber information:

	December 31,	March 31,	June 30,	September 30,	December 31,
	2020 (1)	2021	2021	2021	2021
Homes Passed	1,871,800	1,873,900	1,877,300	1,880,900	1,882,100
Total Subscribers	522,900	528,000	530,500	531,600	532,900
HSD RGUs	498,800	504,900	507,900	509,500	511,700
Video RGUs	189,400	178,800	169,300	158,600	150,600
Telephony RGUs	110,400	108,000	105,600	102,400	100,000
Total RGUs	798,600	791,700	782,800	770,500	762,300

(1)	The Company combined certain billing systems during the second quarter of 2021, which standardized the statistical reporting of key metrics. The standardized reporting led to the following increases (decreases) at December 31, 2020: Homes passed 15,400, Total subscribers (4,200), HSD RGUs (700), Video RGUs (1,800), Telephony RGUs (600), and Total RGUs (3,100).

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Vice President, Corporate Communications

720-527-8214

debra.havins@wowinc.com